EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-82847 on Form S-8 of our reports dated April 14, 2005, relating to the consolidated financial statements and financial statement schedule of Angelica Corporation and to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Angelica Corporation for the year ended January 29, 2005.

/s/ Deloitte & Touche LLP

St. Louis, MO
April 20, 2005